Exhibit 10.2

NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT (this “Agreement”) is made and entered into as of April __, 2023, by and between [ ● ] (the “Restricted Party”) and Blue Water Vaccines Inc., a Delaware corporation (the “Buyer”). Except as otherwise provided herein, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement (the “Purchase Agreement”), dated of even date herewith, by and between Buyer and Veru Inc., a Wisconsin corporation (“Seller”).

RECITALS

WHEREAS, the Restricted Party is the [Chairman, President and Chief Executive Officer /Vice Chairman and Chief Corporate Officer] of Seller;

WHEREAS, Seller is in the business of, directly or indirectly through independent third parties, producing, manufacturing, processing, transporting, distributing, promoting, marketing, commercializing, selling or otherwise disposing of its proprietary and FDA approved drug product ENTADFI (finasteride and tadalafil) (the “Business Product”) for the treatment of BPH, or an enlarged prostate gland (the “Business”).

WHEREAS, subject to the terms and conditions of the Purchase Agreement, (i) Seller will sell and assign to Buyer, and Buyer will purchase and acquire from Seller, the Acquired Assets, and (ii) Seller will assign to Buyer, and Buyer will assume and be responsible for, all of Seller’s liabilities and obligations included in the Assumed Liabilities.

WHEREAS, the Restricted Party acknowledges that the Restricted Party is intimately familiar with the trade secrets and with other confidential information of the Business, including, without limitation, the (i) inventions, technology and research and development of products and services related to the Business, (ii) vendors and business partners, and potential customers, vendors and business partners, of Seller, (iii) products and services (including those under development), and related costs and pricing structures, of Seller, (iv) Seller’s accounting and business methods and practices and (v) similar and related confidential information and trade secrets;

WHEREAS, the Restricted Party is a significant equityholder of Seller and will derive substantial benefits from the consummation of the transactions contemplated by the Purchase Agreement, and therefore has a material economic interest in the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Restricted Party acknowledges that any breach of this Agreement by the Restricted Party may irreparably damage the Business and may result in a significant loss of goodwill of the Business;

WHEREAS, Buyer desires to protect its investment in the assets, commercial activities and goodwill of the Business to be acquired pursuant to the Purchase Agreement and accordingly, as a material condition to its willingness to enter into the Purchase Agreement and consummate the transactions contemplated thereby, has required that the Restricted Party agree to limit certain activities (as set forth herein) that would compete with or otherwise harm the Business; and

WHEREAS, Buyer would not have agreed to enter into the Purchase Agreement and to undertake to consummate the transactions contemplated thereby but for the promise of the Restricted Party to enter into, and perform his obligations pursuant to, this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Noncompetition; Nonsolicitation. For a period of five (5) years following the Closing Date, the Restricted Party will not, and will cause its controlled Affiliates to not, directly or indirectly, (i) engage in the Restricted Business anywhere in the world, (ii) control any entity that engages in the Restricted Business, or (iii) knowingly and willfully cause, induce or encourage any material customer, supplier, contract manufacturer or licensor of the Business as of the Effective Time, or any other Person who has a material business relationship with the Business as of the Effective Time, to terminate or modify such material customer, supplier, licensor or other material business relationship with the Business; provided, however, that the ownership of not more than five percent (5%) of the outstanding shares of any publicly held company that engages in an activity otherwise prohibited by this Section 1 shall not constitute a breach of this Section 1. Further, if Seller acquires a business that, while primarily engaged in other activities, also engages in the Restricted Business (a “Prohibited Business”), and Seller (x) promptly winds down the Prohibited Business, or (y) divests the Prohibited Business within sixty (60) days following the closing date of the acquisition of the Prohibited Business, then such actions shall not constitute a breach by the Restricted Party of this Section 1.

2. Reasonableness; Equitable Relief. The Restricted Party acknowledges and agrees that the restrictions and covenants contained in this Agreement are reasonably necessary to protect the legitimate business interests of Buyer and constitute a material inducement to Buyer to enter into the Purchase Agreement and to consummate the transactions contemplated thereby. The Restricted Party specifically acknowledges and agrees that Buyer will be entitled to seek injunctive relief for a breach of any restriction contained in this Agreement. If at any time a court or arbitrator’s award holds that the restrictions in this Agreement are unreasonable under circumstances then existing, Buyer and the Restricted Party agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Buyer and the Restricted Party agree that any breach of the provisions contained in this Agreement will result in serious and irreparable injury and therefore money damages would not be an adequate remedy for any such breach. Therefore, in the event of a breach or threatened breach of any provisions of this Agreement that is continuing, Buyer, its successors and assigns and any third-party beneficiary to the Purchase Agreement, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Restricted Party or any of its controlled Affiliates of this Agreement, the applicable non-compete term shall be tolled until such breach or violation has been duly cured.

3. Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and (a) delivered by hand or by reputable overnight courier, (b) mailed by registered or certified mail or (c) sent by email (.PDF or .TIF attachment). Notices and communications to the Restricted Party or Buyer will, unless another address is specified in writing, be sent to the address indicated below:

Notices to the Restricted Party:

To the address set forth for the Restricted Party on the signature pages attached hereto.

Notices to Buyer:

Blue Water Vaccines Inc.

201 East Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Frank Jaeger

Email: FJaeger@bluewatervaccines.com

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: Barry I. Grossman

Email: bigrossman@egsllp.com

4. Survival. All recitals, covenants, commitments and agreements of any of the parties made in this Agreement shall survive the execution and delivery of this Agreement and the Closing in accordance with their terms.

5. General Provisions.

(a) Not an Employment Agreement. Each of the parties hereto acknowledges and agrees that this Agreement is not intended and should not be construed to grant the Restricted Party any right to employment with Buyer, its Subsidiaries or any of their respective Affiliates.

(b) Absence of Conflicting Agreements. The Restricted Party hereby warrants and covenants that (i) such party’s execution, delivery and performance of this Agreement does not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such party is subject and (ii) upon the execution and delivery of this Agreement by Buyer and the Restricted Party, this Agreement shall be the valid and binding obligation of such party, enforceable in accordance with its terms.

6. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

7. Counterparts. This Agreement may be executed in separate counterparts (including by manual, facsimile or PDF or other attachment to electronic mail signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

8. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, executors, administrators, successors and assigns, except that the Restricted Party may not assign the Restricted Party’s rights or delegate the Restricted Party’s duties or obligations hereunder without the prior written consent of Buyer. Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its respective Subsidiaries or Affiliates, (ii) collaterally assign any or all of its respective rights and interests hereunder to one or more lenders of such Person or its Subsidiaries or Affiliates, (iii) assign its rights hereunder in connection with the sale of all or substantially all of its business or assets (whether by merger, sale of stock or assets, recapitalization or otherwise) and (iv) merge any of its Subsidiaries or Affiliates with or into such applicable Person. The rights of Buyer hereunder are enforceable by its Subsidiaries or Affiliates, which are the intended third party beneficiaries hereof and no other third party beneficiary is so otherwise intended.

9. Governing Law; Waiver of Jury Trial.

(a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

10. Venue. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in or covering the jurisdiction of Wilmington, Delaware over any dispute arising out of or relating to this Agreement and each party hereto hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.

11. Legal Fees. With respect to any dispute relating to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for all reasonable costs incurred by the prevailing party in enforcing, defending, or prosecuting this Agreement.

12. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

13. Delivery by Facsimile and E-mail. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or PDF attachment to e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to the other party. No party hereto shall raise the use of a facsimile machine or PDF attachment to e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or PDF attachment to e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

14. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The recitals to this Agreement are incorporated herein by this reference. The terms “includes” and “including” shall be construed to be expansive rather than limiting in nature and to mean “includes, without limitation” and “including, without limitation.”

15. Effectiveness. This Agreement shall be effective as of the Closing.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BUYER

BLUE WATER VACCINES INC.

By:
Name:	Joseph Hernandez
Title:	Chief Executive Officer

RESTRICTED PARTY

[ ● ]

Address for Notice:

[________]
2916 N. Miami Avenue, Suite 1000
Miami, FL 33127
Email:	[___]@verupharma.com

[Signature Page to Non-Compete Agreement]